UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2022

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2022 Annual Performance Bonus

On March 11, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Liberty Latin America Ltd. (the “Company”) approved performance goals for the year ending December 31, 2022 for annual performance awards to its executive officers (the “2022 Performance Awards”), including those executive officers expected to be named executive officers in the Company's proxy statement for the 2022 annual general meeting of shareholders. In the following text, the terms “we”, “our”, and “our company” refer to the Company.

Payment of the 2022 Performance Awards will be based on achievement of the following consolidated Company performance metrics for the year ending December 31, 2022:

•budgeted revenue growth, weighted 25%;
•budgeted operating free cash flow growth, weighted 45%;
•customer churn, weighted 20%; and
•governance objectives focused on compliance and improvements in our internal control framework, weighted 10%.

For purposes of the 2022 Performance Awards, operating free cash flow means operating income (loss) before depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation, and impairment, restructuring and other operating items less property and equipment additions.

Based on the achievement of these performance metrics, a payout of up to 150% of the target bonus amount is available for over-performance against budget/target. The Company has also created a recognition program for high performers who are eligible to receive, based on personal performance, an increased bonus of up to 130% of the annual bonus result, subject to Committee approval of any recognition award for the 2022 NEOs (as defined below).

Balan Nair, our Chief Executive Officer, Chris Noyes, our Chief Financial Officer, John Winter, our Chief Legal Officer, Rocio Lorenzo, our Chief Customer Officer, Betzalel Kenigsztein, General Manager of Cable & Wireless Panama, and Vivek Khemka, General Manager of VTR, each of whom we anticipate will be our named executive officers for 2022 (the “2022 NEOs”), will participate in the 2022 Performance Awards. The target 2022 Performance Awards are $3,500,000 for Mr. Nair, $750,000 for Mr. Kenigsztein and $1,000,000 for each of the other 2022 NEOs.

In connection with our annual performance award program, including the 2022 Performance Awards, we encourage increased share ownership among senior management, including our 2022 NEOs, in our various countries, aligning incentives among employees and shareholders. As a result, the Committee implemented a shareholding incentive program that allows senior management to receive up to 100% of their annual performance awards (including the 2022 Performance Awards) in Company common shares in lieu of cash. Persons electing common shares in respect of their 2022 Performance Awards will also receive restricted share units equal to 12.5% of the common shares they earn pursuant to the 2022 Performance Awards. The restricted share units vest one year after the grant date provided that the employee holds all of the common shares issued in respect of the 2022 Performance Awards through that period.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2022	LIBERTY LATIN AMERICA LTD.

	By:	/s/ John M. Winter
John M. Winter
Senior Vice President, Chief Legal Officer & Secretary